Agreement
                        (Translation for reference only)


Party A  :   LABTAM CORPORATION LIMITED
             Legal representative
             Address  : Rm. 1202, Block A, 1 Bo Man Street, Shaukiwan, Hong Kong

Party B  :   Intermost Limited
             Legal Representative
             Address  : Rm. 4703, Central Plaza, 18 Harbour Road, Wanchai, Hong
                        Kong

Through friendly consultation, both parties hereby agree the following :

1. Party A hereby permits Party B to make any form of public announcements (including but not limited to verbal, written, electronic media etc.) that Party B is a party to certain contracts (as set out in Appendix 1 of this Agreement). In order words, Party A shall be a party to execute those contracts.

2. Party A hereby agrees to assign certain contracts to Party B (a list of these contracts is set out in Appendix 2) and shall notify the customers as listed in Appendix 2 of this Agreement within 30 days after the date of this Agreement.

3. Party B agrees to, upon signing of this Agreement, pay to Party A certain number of the common stock of Intermost Corporation (OTC-BB : IMOT) which value equals to RMB1,200,000. Payment terms are as follows:

     1. Within one month after the date of this Agreement, Party B shall provide to Party A a board resolution of Intermost Corporation which authorizes the transfer of certain number of IMOT common stock to Party A with total value of RMB1,200,000.

     2. Within four months after the date of this Agreement, Party B shall give Party A certain number of IMOT common stock with total value of RMB1,200,000, and shall handle the share transfer procedures as requested by Party A. The value of each IMOT common stock shall be calculated as its average trading price for the 5 days prior to the date of this Agreement and converted to Renminbi based on the 50% of exchange rate announced by the State Foreign Exchange Bureau of PRC. Shares transfer fees shall be borne by Party B.

4. Party A hereby warrants, upon the signing of this Agreement, Party B shall have the right to announce the content of Clause 1 of this Agreement. Party A shall not for any reason object and shall not claim for any economic or legal liabilities against Party B in relation to this issue.

5. Party A hereby warrants to complete all the notification procedures as stipulated in Clause 2 of this Agreement within two months after the date of this Agreement, otherwise Party B shall have the right to withhold the said stock transfer until Party A has completed all the notification procedures. If these procedures are not completed in the above mentioned two months, Clause 2 of this Agreement shall become void but Clause 1 shall continue to be effective, Party B shall then only need to pay to Party A certain number of IMOT common stock with total value of RMB1,000,000 as consideration for the rights it shall be entitled to as stipulated in Clause 1 of this Agreement. Value of the IMOT common Stock shall be calculated by the same method as indicated in Clause 3 (2) of this Agreement.

6. Commencing from the date of completion of the notification procedures as stipulated in Clause 2 of this Agreement, Party B shall become the principal party to the contracts listed in Appendix 2. It shall be entitled to all the rights and benefits the Party A was originally entitled to and shall continue to execute the contracts as a party to these contracts. Party A shall not reclaim its contractual rights for any reasons or in any way and it shall not interfere Party B's executed of these contracts.

7. From the date of this Agreement, Labtam Corporation Limited shall be the principal party to this Agreement and shall have the full authority to determine the beneficiary owner for the common stock to be received for this Licensing Agreement.

8. This Agreement shall become effective after being signed and sealed by both parties.



Party A      :    Labtam Corporation Limited
Party B      :    Intermost Limited

                               Transfer Agreement
                        (Translation for reference only)



Party A      :  Shenzhen Sundy Computer Network Ltd.

Party B      :  Labtam Corporation Limited


Party A hereby agrees to gratuitously transfer the customer contracts as listed in Appendix A1 to Party B, Labtam Corporation Limited. Labtam Corporation Limited shall have full authority to execute and transfer the customer contracts as listed in Appendix A1 and shall bear all responsibilities.

Party A      :  Shenzhen Sundy Computer Network Ltd.
                (Signed)



Party B      :  Labtam Corporation Limited
                (Signed)




Date : June 8, 1999

                               Transfer Agreement
                        (Translation for reference only)


Party A      :  Shenzhen Labtam Computer System Ltd.

Party B      :  Labtam Corporation Limited


Party A hereby agrees to gratuitously transfer the customer contracts as listed in Appendix A2 to Party B, Labtam Corporation Limited. Labtam Corporation Limited shall have full authority to execute and transfer the customer contracts as listed in Appendix A2 and shall bear all responsibilities.

Party A      :  Shenzhen Labtam Computer System Ltd.
                (Signed)



Party B      :  Labtam Corporation Limited
                (Signed)




Date : June 8, 1999

                               Transfer Agreement
                        (Translation for reference only)



Party A      :  Guangzhou Labtam Computer System Ltd.

Party B      :  Labtam Corporation Limited


Party A hereby agrees to gratuitously transfer the customer contracts as listed in Appendix A3 to Party B, Labtam Corporation Limited. Labtam Corporation Limited shall have full authority to execute and transfer the customer contracts as listed in Appendix A3 and shall bear all responsibilities.

Party A      :  Guangzhou Labtam Computer System Ltd.
                (Signed)



Party B      :  Labtam Corporation Limited
                (Signed)




Date : June 8, 1999